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                                                                       EX-99.(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 88 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 8, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of CGM Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" in the Statements of Additional Information.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 1999